As filed with the Securities and Exchange Commission on April 18, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JinkoSolar Holding Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Jinke Road

Shangrao Economic Development Zone

Jiangxi Province, 334100

People’s Republic of China

(86-793) 846-9699

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JinkoSolar Holding Co., Ltd.

2009 Long Term Incentive Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Longgen Zhang

Chief Financial Officer

1 Jingke Road

Shangrao Economic Development Zone

Jiangxi Province, 334100

People's Republic of China

Tel: (86-793) 846-9699

Fax: (86-793) 846-1152

E-mail: longgen.zhang@jinkosolar.com

Scott D. Clemens Baker & McKenzie LLP Suite 3401, China World Tower 2 China World Trade Center 1 Jianguomenwai Avenue Beijing, 100004, PRC (86-10) 6535-3971

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, $0.00002 par value per share (3)	2,000,000	US$5.70	US$11,400,000	US$1306.44

(1)	Represents ordinary shares issuable pursuant to awards (including the exercise of any options granted) under the JinkoSolar Holding Co., Ltd. 2009 Long Term Incentive Plan (the “Plan”), as amended and restated by our shareholders at the annual general meeting of shareholders held on September 28, 2011. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	Pursuant to Rule 457 (c) and 457 (h) (1) under the Securities Act, the proposed maximum aggregate offering price is calculated as the sum of 2,000,000 ordinary shares issuable upon the exercise of outstanding options multiplied by the average of the high and low prices for the Registrant’s American Depositary Shares, or ADSs, as reported on the New York Stock Exchange on April 11, 2012 or US$5.70 per ADS, which is equal to an aggregate offering price of approximately US$11,400,000.

(3)	These shares may be represented by the Registrant’s ADSs. Each ADS represents four ordinary shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-164523).

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The documents containing the information specified in this item will be sent or given to employees, directors or others as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Pursuant to General Instruction E of Form S-8, JinkoSolar Holding Co., Ltd. (the “Registrant”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 2,000,000 shares under its 2009 Long Term Incentive Plan (the “Plan”), as amended and restated by our shareholders at the annual general meeting of shareholders held on September 28, 2011 to increase the maximum number of the Registrant’s shares that may be issued pursuant to options or other awards granted under the Plan to a total of 9,325,122 ordinary shares. Pursuant to Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 with File No. 333-170693 (the “Prior Registration Statement”), is hereby incorporated by reference, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by JinkoSolar Holding Co., Ltd. (the “Registrant”) under the Securities Act with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) The Registrant’s annual report on Form 20-F (File No. 001-34615) for the fiscal year ended December 31, 2011 filed with the Commission on April 18, 2012;

(b) The Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on March 8, 2012; and

(c) The description of the Registrant’s ordinary shares and American depositary shares contained in its Registration Statement on Form 8-A (File No. 001-34615), as amended, originally filed with the Commission on January 27, 2010 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s ordinary shares set forth under “Description of Share Capital” and the description of the Registrant’s American depositary shares set forth under “Description of American Depositary Shares” in the Registrant’s registration statement on Form F-1 (File No. 333-164432), as amended, originally filed with the Commission on January 20, 2010.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

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Item 8.	Exhibits

The following is a list of exhibits filed as part of, or incorporated by reference into, this Registration Statement.

Exhibit No.	Description

5.1*	Opinion of Maples and Calder.

10.1	JinkoSolar Holding Co., Ltd. 2009 Long Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 20-F (File No. 001-34615) filed with the Securities and Exchange Commission on April 18, 2011).

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.

23.2*	Consent of Maples and Calder (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jiangxi Province, People’s Republic of China, on April 18, 2012.

JinkoSolar Holding Co., Ltd.

By:	/S/ KANGPING CHEN
Name:	Kangping Chen
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Kangping Chen and Longgen Zhang, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all post effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that all said attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ XIANDE LI	Chairman	April 18, 2012
Xiande Li

/S/ KANGPING CHEN	Director and Chief Executive Officer (principal executive officer)	April 18, 2012
Kangping Chen

/S/ XIANHUA LI	Director and Vice President	April 18, 2012
Xianhua Li

/S/ LONGGEN ZHANG	Chief Financial Officer (principal financial and accounting officer)	April 18, 2012
Longgen Zhang

/S/ WING KEONG SIEW	Director	April 18, 2012
Wing Keong Siew

/S/ HAITAO JIN	Director	April 18, 2012
Haitao Jin

/S/ ZIBIN LI	Director	April 18, 2012
Zibin Li

/S/ STEVEN MARKSCHEID	Director	April 18, 2012
Steven Markscheid

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on April 18, 2012.

PUGLISI & ASSOCIATES

/S/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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EXHIBIT INDEX

Exhibit No.	Document

5.1*	Opinion of Maples and Calder.

10.1	JinkoSolar Holding Co., Ltd. 2009 Long Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 20-F (File No. 001-34615 filed with the Securities and Exchange Commission on April 18, 2011).

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.

23.2*	Consent of Maples and Calder (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

*	Filed herewith.

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